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                                       Exhibit 16 (d)

                                                           Since Inception
                Small Cap Index Fund - Class D             Average Annual        Since Inception
                April 9, 1997 to June 30, 1997             Total Return*         Total Return*
=====================================================      ===============       ===============
Initial Investment                                          $1,000.00             $1,000.00

Divided by Initial Maximum Offering Price                       10.00
                                                           ------------

Divided by Net Asset Value                                                            10.00
                                                                                 ------------

Equals Shares Purchased                                       100.000               100.000

Plus Shares Acquired through Dividend Reinvestment                -                     -
                                                           ------------          ------------

Equals Shares held at Ending Period Date                      100.000               100.000

Multiplied by Net Asset Value at Ending Period Date             11.51                 11.51
                                                           ------------          ------------

Equals Ending Redeemable Value (ERV) at Period End Date     $1,151.00             $1,151.00


Divide ERV by $1000  (P)                                       1.1510                1.1510

Subtract 1                                                     0.1510                0.1510

Expressed as a Percentage - Equals the
   Aggregate Total Return for the Period                        15.10%
                                                            ===========

Expressed as a Percentage - Equals the
   Aggregate Total Return for the Period                                              15.10%
                                                                                  ===========

Divide ERV by $1000  (P)                                       1.1510

Raise to the power of                                          4.4512

Equals                                                         1.8701

Subtract 1                                                     0.8701

Expressed as a Percentage - Equals the
   Average Annualized Total Return for the Period               87.01%
                                                            ===========
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*  Does NOT include sales charge for the period.